EXHIBIT 99.1

Signature Group Holdings To Acquire World's Largest Independent Aluminum Recycler

*   $525 Million Acquisition

*   #1 Market Share in North America and Europe

*   A Transformative Deal with Target Generating Annual Revenues of Approximately $1.5 billion

SHERMAN OAKS, Calif. and CLEVELAND, Oct. 17, 2014 /PRNewswire/ -- Signature Group Holdings, Inc. ("Signature" or the "Company")(OTCQX: SGGH) announced today that it has entered into a definitive stock purchase agreement to acquire the Global Recycling and Specification Alloys ("GRSA") business of privately-held Aleris Corporation ("Aleris") for $525 million. The Board of Directors of Signature unanimously approved the proposed transaction. The transaction is subject to customary closing conditions, including regulatory approvals and clearance under the Hart-Scott Rodino Antitrust Improvements Act.

This marks the entry of Signature into the resurgent aluminum market in North America and Europe. GRSA, the largest independent aluminum recycler in the world, is positioned to take advantage of improving fundamentals reshaping global aluminum markets. Sectors such as automotive, aerospace, packaging, building and construction are all experiencing increased aluminum consumption.  The automotive sector, in particular, is consuming more aluminum as government mandates require reduced carbon emissions and compel auto manufacturers to increase fuel efficiency.

"This deal is transformative for Signature in an industry I know well," said Craig Bouchard, Chairman and Chief Executive Officer of Signature. "GRSA is the low-cost producer and clear market leader on two continents, with strong growth prospects and a sustainable competitive advantage.  We are particularly pleased to inherit a blue chip customer base.  This transaction fulfills a promise made to our stockholders to seek large, accretive, well-valued acquisitions.  It is an important step as we continue to build Signature into a significant and profitable company."

Signature expects to name Terry Hogan, currently senior vice president and leader of Aleris' Recycling and Specification Alloys business in North America, as president of the GRSA business effective upon closing the acquisition.  Russell Barr, vice president and leader of Aleris' recycling business in Europe is expected to serve as executive vice president, Europe.  "Terry and Russell are excellent managers and leaders with a strong team that is scalable to a larger platform," stated Bouchard.

Global recycled aluminum consumption is projected to grow 6.7% a year over the next decade, compared to primary aluminum consumption at 4.5%, according to Freedonia Group.

GRSA is the global market leader in aluminum recycling, converting aluminum scrap and dross into usable metal and specification alloys in molten, ingot and other forms.

For the twelve-month period ended June 30, 2014, Aleris reports that GRSA's earnings before interest, taxes, depreciation and amortization, on an adjusted, stand-alone basis ("Adjusted EBITDA") were $74.9 million. Also reported by Aleris, GRSA's Adjusted EBITDA during the quarter ended September 30, 2014 is expected to be $4.6 million to $7.6 million higher than the Adjusted EBITDA in the quarter ended September 30, 2013.  GRSA's third quarter 2014 results are estimates and subject to changes based on Aleris management's final review of financial results during the period.

Approximately 65% of GRSA's business is conducted in North America, with 35% in Europe. GRSA operates a total of twenty-four facilities across six countries.

Transaction Details

Under the terms of the stock purchase agreement, Signature will acquire GRSA for a purchase price of $525 million comprised of $495 million in cash and $30 million in preferred stock in Signature. The purchase price represents a multiple of approximately 6.5 times GRSA's Adjusted EBITDA as described above using the midpoint of the estimated improvements in third quarter results.

Signature expects to finance the acquisition with a combination of cash on hand, and the net proceeds from debt and equity financings. This includes the issuance of approximately $300 million of senior secured bonds in a private placement to qualified institutional buyers and certain non-U.S. persons, as well as a registered offering of Signature's common stock, and a registered stapled rights offering of additional shares of its common stock to Signature stockholders at a date to be determined. A portion of the rights offering will be backstopped by Zell Credit Opportunities Fund, L.P., an affiliate of Equity Group Investments, a private investment firm founded by Sam Zell. In connection with the transaction, Goldman Sachs will lead a committed bridge financing with Deutsche Bank. General Electric Capital Corporation will provide a $175 million asset-based lending facility to finance the growth of the company. Those commitments are contingent on the satisfaction of standard conditions.

Deutsche Bank Securities, Inc. acted as exclusive financial advisor, and Crowell & Moring acted as legal advisor, to Signature. Credit Suisse and KeyBanc Capital Markets, Inc. acted as financial advisors, and Fried Frank acted as legal advisor, to Aleris.

Signature will host a conference call for investors at 8:30am, Eastern Time, Tuesday, October 21, 2014. For call-in details, visit the Company's website at www.signaturegroupholdings.com.

This press release does not constitute an offer of any securities for sale.  Any senior secured notes to be offered in the private placement referenced above will not be and have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.  No offer to buy any common stock of Signature, including pursuant to any stapled rights offering, can be accepted and no part of the purchase price can be received until the registration statement has become effective, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time prior to notice of its acceptance given after the effective date.

Global Recycling and Specification Alloys

GRSA, headquartered in Cleveland, Ohio represents approximately 30% of Aleris' total revenues at $1.5 billion. In 2013, the business shipped 1.2 million tonnes of recycled aluminum.  GRSA employs approximately 1,600 people at twenty-four facilities in North America and Europe, and serves more than 300 customers worldwide. As North America and Europe's leader in third party recycling, GRSA is poised to take advantage of many positive fundamentals in the industry.  With leadership in specialty services, such as the delivery of aluminum in molten form, GRSA has the expertise and operational flexibility to grow its market share even further.

About Signature Group Holdings, Inc.

Signature is a North America-based holding company seeking to invest its capital in large, well-managed and consistently profitable businesses concentrated primarily in the U.S. industrial and commercial marketplace. Signature has significant capital resources, and federal net operating loss tax carryforwards of nearly $900 million. For more information about Signature, visit its corporate website at www.signaturegroupholdings.com.

Cautionary Statement Regarding Forward-Looking Statements

This release contains forward-looking statements, which are based on our current expectations, estimates, and projections about the Company's and GRSA's businesses and prospects, as well as management's beliefs, and certain assumptions made by management. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," "may," "should," "will," and variations of these words are intended to identify forward-looking statements. Such statements speak only as of the date hereof and are subject to change. The Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason. These statements include, but are not limited to, statements about the Company's and GRSA's expansion and business strategies; the Company's ability to satisfy the conditions to the acquisition of GRSA and the related financings, and to ultimately consummate the GRSA acquisition; anticipated growth opportunities; the amount of capital-raising necessary to achieve those strategies, as well as future performance, growth, operating results, financial condition and prospects. Such statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Accordingly, actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors. Important factors that may cause such a difference include, but are not limited to the Company's ability to successfully identify, consummate and integrate the acquisitions of GRSA and/or other businesses; changes in business or other market conditions; the difficulty of keeping expense growth at modest levels while increasing revenues; the Company's ability to successfully defend against current and new litigation matters: as well as demands by investment banks for defense, indemnity, and contribution claims; obtaining the expected benefits of the reincorporation; the Company's ability to access and realize value from its federal net operating loss tax carryforwards; and other risks detailed from time to time in the Company's Securities and Exchange Commission filings, including but not limited to the most recently filed Annual Report on Form 10-K and subsequent reports filed on Forms 10-Q and 8-K.

Media Contact: Dan Wilson, Ogilvy
(212) 880-5346

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the balance sheets, statements of operations, or statements of cash flows; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measures so calculated and presented. EBITDA and Adjusted EBITDA are not financial measures recognized under GAAP. EBITDA and Adjusted EBITDA are presented and discussed because management believes they enhance the understanding of the financial performance of Signature's and GRSA's operations by investors and lenders. As a complement to financial measures recognized under GAAP, management believes that EBITDA and Adjusted EBITDA assist investors who follow the practice of some investment analysts who adjust GAAP financial measures to exclude items that may obscure underlying performance and distort comparability. Because EBITDA and Adjusted EBITDA are not measures recognized under GAAP, they are not intended to be presented herein as a substitute for net earnings as an indicator of operating performance. EBITDA and Adjusted EBITDA are primarily performance measurements the Company's senior management and Board expect to use to evaluate certain operating results.

Signature and Aleris calculate EBITDA and Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, or EBITDA, which is then adjusted to remove or add back certain items, or Adjusted EBITDA. These items are identified below in the reconciliation of GRSA's net earnings to EBITDA and Adjusted EBITDA. Net earnings is the GAAP measure most directly comparable to EBITDA and Adjusted EBITDA.

Signature and Aleris' calculation of EBITDA and Adjusted EBITDA may be different from the calculation used by other companies for non-GAAP financial measures having the same or similar names; therefore, they may not be comparable to other companies.

The following table presents Signature and Aleris' reconciliation of net earnings to EBITDA and Adjusted EBITDA for GRSA for the twelve months ended June 30, 2014:

Twelve Months Ended
(Dollars in millions)	June 30, 2014
Net income attributable to GRSA	$23.0
Interest	-
Taxes	5.5
Depreciation and amortization	22.4
EBITDA	50.9
Allocated corporate SG&A	18.3
Other, net	5.7
Adjusted EBITDA	$74.9